                                                                     EXHIBIT 4-K


                                   AMENDMENT 1
                                       TO
                         NATIONAL STEEL CREDIT AGREEMENT


        AMENDMENT 1 (this "Amendment"), dated as of May 16, 2000, by and among National Steel Corporation (the "Borrower"), the financial institutions parties hereto (the "Consenting Lenders"), Citicorp USA, Inc. as agent for the Lenders and Issuers under the Credit Agreement defined below (the "Administrative Agent") and Fuji Bank, Limited as syndication agent for the Lenders and Issuers under the Credit Agreement (defined below) (the "Syndication Agent") to that certain Credit Agreement dated as of November 19, 1999 by and among the Borrower, the Administrative Agent, the Syndication Agent and the financial institutions and other entities from time to time party thereto as a Lender or Issuer (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement).

                                   WITNESSETH:

        WHEREAS, the Borrower, the Consenting Lenders, the Administrative Agent and the Syndication Agent are parties to the Credit Agreement and, as of the date hereof, the Consenting Lenders holds more than sixty-six and two-third percent (66 2/3rd %) of the aggregate outstanding amounts of the Commitments; and

        WHEREAS, the parties hereto wish to amend the terms of the Credit Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Amendment to Article 5 (Financial Covenants). Article 5 of the Agreement is hereby amended by deleting in its entirety the lead-in paragraph of
Section 5.1 (Leverage Ratio) and substituting therefor the following:

                The Borrower will maintain at the end of each Quarter during the years set forth below a Leverage Ratio, in each determined (x) in respect of Financial Covenant Debt of the Borrower, on the last day of such Quarter and (y) in respect of EBITDA of the Borrower, on the basis of the four Quarters ending on the last day of such Quarter, not in excess of the ratio set forth below for such Quarter:

                                                                Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

     Section 2. Conditions of Effectiveness. Section 1 hereof shall become effective when, and only when, the Administrative Agent shall have received copies of this Amendment executed by the Borrower and Lenders constituting Super Majority Lenders.

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     Section 4. Reference to the Effect on the Loan Documents.

        (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

        (b) Except as specifically amended herein, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

     Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first above written.



                                   NATIONAL STEEL CORPORATION


                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   CITICORP U.S.A., INC.,
                                       as Administrative Agent


                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   THE FUJI BANK, LIMITED,
                                       as Syndication Agent


                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


            [SIGNATURE PAGE FOR AMENDMENT 1 TO THE CREDIT AGREEMENT]

                                   CITIBANK, N.A.,
                                       as Issuer


                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   Lenders:


                                   BANK OF AMERICA, N.A.



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   CITICORP USA, INC.



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   COMERICA BANK



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


            [SIGNATURE PAGE FOR AMENDMENT 1 TO THE CREDIT AGREEMENT]

                                   LASALLE BUSINESS CREDIT, INC.



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   MELLON BANK, N.A.



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   NATIONAL CITY COMMERCIAL
                                       FINANCE, INC.



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                   THE FUJI BANK, LIMITED



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:


            [SIGNATURE PAGE FOR AMENDMENT 1 TO THE CREDIT AGREEMENT]